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                                                                    EXHIBIT 23.2
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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As independent certified public accountants, we hereby consent to the inclusion in this registration statement of our report dated October 16, 1998, except with respect to the matters discussed in Further Actions in Note 15, as to which the date is October 30, 1998, included in Sunbeam Corporation's Form 10-K/A for the year ended December 28, 1997 (1997 and 1996 restated), and to all references to our Firm included in this registration statement.



ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida
January 29, 1999